UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2012

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 10, 2012, Autodesk, Inc. (“Autodesk” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as managers of the several underwriters listed on Schedule II thereto (the “Underwriters”), relating to the issuance and sale by the Company of $400.0 million aggregate principal amount of 1.950% Senior Notes due 2017 and $350.0 million aggregate principal amount of 3.600% Senior Notes due 2022 (collectively, the “Notes”). The Notes will be issued and sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-185265), including the prospectus contained therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated December 10, 2012 and a related final prospectus supplement dated December 10, 2012. The transaction is expected to close on December 13, 2012.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 10, 2012, by and among Autodesk, Inc. and Citigroup Global Markets, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ MARK J. HAWKINS
Mark J. Hawkins Executive Vice President and Chief Financial Officer

Date: December 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 10, 2012, by and among Autodesk, Inc. and Citigroup Global Markets, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC